Consent of Independent Registered Public Accounting Firm



We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Nannaco, Inc. of our report dated January 20, 2005 on the financial statements of Nannaco, Inc. as of September 30, 2004 and 2003 and for the years then ended.




SALBERG & COMPANY, P.A.
Boca Raton, Florida
September 19, 2005